EXHIBIT 99.2 Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 1 of 39 IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION ENTERED --------------------------------------------------------------------x 05/11/2020 : In re: : Chapter 11 : 1 STAGE STORES, INC., et al., : Case No. 20-32564 (DRJ) : Debtors. : (Jointly Administered) : Re: Docket No. 24 --------------------------------------------------------------------x AGREED INTERIM ORDER (I) AUTHORIZING USE OF CASH COLLATERAL AND AFFORDING ADEQUATE PROTECTION, (II) MODIFYING THE AUTOMATIC STAY, (III) SCHEDULING A FINAL HEARING, AND (IV) GRANTING RELATED RELIEF This matter coming before this Court on the Debtors’ Motion Seeking Entry of Interim and Final Orders (I) Authorizing Use of Cash Collateral and Affording Adequate Protection, (II) Modifying the 2 Automatic Stay, (III) Scheduling A Final Hearing, and (IV) Granting Related Relief (the “Motion”) . The Motion requests the entry of interim and final orders: (a) authorizing the Debtors’ use of Cash Collateral (as defined below) and granting adequate protection to the Prepetition Agents, the Prepetition Lenders (each as defined below) in respect of their rights under the Prepetition Financing Documents (as defined below), as applicable, and their interests in the Prepetition Collateral (as defined below) pursuant to sections 105, 361, 362, 363 and 507 of the Bankruptcy Code with respect to any diminution in value of such rights and interests on and after the Petition Date (as defined below); (b) vacating and modifying the automatic stay arising under section 362 of the Bankruptcy Code in accordance with the provisions hereof to the extent necessary to implement and effectuate the terms and provisions of this Interim Order; (c) scheduling a final hearing (the “Final Hearing”) pursuant to Bankruptcy Rule 4001(b)(2) to be held before this Court to consider entry of an order authorizing and granting the relief requested in this Stipulation and Agreed Order on a final basis (the “Final Order”); and (d) granting certain related relief. The Court having considered the relief provided for in this Stipulation and Agreed Order (this 1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Stage Stores, Inc. (6900) and Specialty Retailers, Inc. (1900). The Debtors’ service address is: 2425 West Loop South, Houston, Texas 77027. 2 Capitalized terms used shall have the meanings ascribed to them in the Motion or as defined herein.

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 2 of 39 “Interim Order”), the Declaration of Elaine D. Crowley, Chief Restructuring Officer of Stage Stores, Inc., in Support of Debtors’ Chapter 11 Petitions and First Day Motions (the “First Day Declaration”), the Declaration of Stephen Coulombe, Managing Director of The Berkeley Research Group, in Support of Debtors’ Cash Collateral Motion submitted in support of the Motion, the other filings and pleadings in the above-captioned consolidated chapter 11 cases (each individually a “Chapter 11 Case” and collectively, the “Chapter 11 Cases”), and the evidence submitted or adduced and the arguments of counsel made at an interim hearing held before the Court on May 11, 2020 (the “Interim Hearing”); and notice of the Interim Hearing having been given in accordance with Bankruptcy Rules 2002, 4001(b)(c), and (d), and 9014; and the Interim Hearing to consider the interim relief requested herein having been held and concluded; and all objections, if any, to the interim relief requested herein having been withdrawn, resolved, or overruled by the Court; and it appearing to the Court that granting the relief set forth herein is necessary to avoid immediate and irreparable harm to the Debtors and their estates pending a Final Hearing, and otherwise is fair and reasonable, in the best interests of the Debtors, their estates, and their creditors and equity holders, and essential for the continued operation of the Debtors’ remaining businesses; and after due deliberation and consideration, and for good and sufficient cause appearing therefor. BASED UPON THE RECORD ESTABLISHED AT THE INTERIM HEARING BY THE DEBTORS, INCLUDING THE SUBMISSIONS AND FIRST DAY DECLARATION AND REPRESENTATIONS OF COUNSEL, THE COURT HEREBY MAKES THE FOLLOWING 3 FINDINGS OF FACT AND CONCLUSIONS OF LAW: A. Petition Date. On May 10, 2020 (the “Petition Date”), each of the Debtors filed voluntary petitions under chapter 11 of Title 11, United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (Houston Division) (the “Bankruptcy Court” or this “Court”). The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. 3 The findings and conclusions set forth herein constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052. To the extent any findings of fact constitute conclusions of law, they are adopted as such. To the extent any conclusions of law constitute findings of fact, they are adopted as such. -2-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 3 of 39 B. Jurisdiction and Venue. This Court has jurisdiction over these Chapter 11 Cases, the relief provided for under this Stipulation and Agreed Order, and the parties and property affected hereby pursuant to 28 U.S.C. § 1334. This matter is a core proceeding within the meaning of 28 U.S.C. § 157(b). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The statutory bases for the relief set forth in this Interim Order are sections 105, 361, 362, 363 and 507 of the Bankruptcy Code, Bankruptcy Rules 2002 and 4001 and Local Bankruptcy Rules 1075-1, 4002-1 and 9013-1. C. Notice. Upon the record presented to the Court at the Interim Hearing, and under the exigent circumstances set forth therein, notice of the relief requested in this Interim Order has been provided in accordance with Bankruptcy Rules 4001(b) and 4001(c)(1) to (a) the United States Trustee for the Southern District of Texas (the “U.S. Trustee”); (b) the entities listed on the consolidated list of creditors holding the 50 largest unsecured claims filed pursuant to Bankruptcy Rule 1007(d); (c) the Internal Revenue Service; (d) Wells Fargo Bank, National Association, in its capacity as Administrative Agent (as defined below) and Collateral Agent; (e) Wells Fargo Bank, National Association, in its capacity as Term Agent (as defined below); (f) all parties known to the Debtors who hold any liens or security interests in the Debtors’ assets who have filed UCC-1 financing statements against the Debtors; (g) the United States Attorney for the Southern District of Texas; (h) the Internal Revenue Service; (i) the state attorneys general for all states in which the Debtors conduct business; (j) the United States Securities and Exchange Commission and (k) all parties who have filed a notice of appearance and request for service of papers pursuant to Bankruptcy Rule 2002 (collectively, the “Notice Parties”), which notice was appropriate under the circumstances and sufficient for the Motion, and the entry of this Interim Order; and no further notice of, or hearing on, the entry of this Interim Order is necessary or required. D. Creditors’ Committee. As of the date hereof, the U.S. Trustee has not appointed an official committee of unsecured creditors (a “Committee”) in accordance with Bankruptcy Code section 1102. E. The Debtors’ Stipulations as to Prepetition Secured Debt. Subject only to the limitations contained in Paragraph 17(b) of this Interim Order, the Debtors, for themselves, their estates and all -3-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 4 of 39 representatives of such estates, admit, stipulate, acknowledge and agree (collectively, the “Debtors’ Stipulations”) as follows: (i) Cash Collateral. Any and all cash of the Debtors, including cash and other amounts on deposit or maintained in any bank account or accounts of the Debtors and any amounts generated by the collection of accounts receivable, the sale of inventory, or other disposition of the Collateral (as defined below) existing as of the Petition Date or arising or acquired after the Petition Date, together with all proceeds of any of the foregoing, is cash collateral within the meaning of section 363(a) of the Bankruptcy Code (collectively, the “Cash Collateral”) of the Prepetition Agents (defined below). For the avoidance of doubt, Cash Collateral includes any proceeds from the sale of inventory or any other Collateral (as defined below). Pursuant to section 363(c)(2) of the Bankruptcy Code, the Debtors are not able to use Cash Collateral without the Prepetition Agents’ consent or this Court’s authorization after notice and a hearing. The Prepetition Agents are willing to consent to the Debtors’ use of the Cash Collateral, expressly limited to, and conditioned upon, the terms and conditions specified in this Interim Order. (ii) Prepetition Credit Facility. Pursuant to that certain (A) Second Amended and Restated Credit Agreement, first dated as of October 6, 2014 (as may be amended, modified, restated, or supplemented and in effect from time-to-time, the “Prepetition Credit Agreement”), by and among (1) the Debtors that comprised the “Loan Parties” thereunder, (2) Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), (3) the other “Revolving Loan Lenders” party thereto (as defined in the Prepetition Credit Agreement), (4) Wells Fargo Bank, National Association, as term loan agent (in such capacity, the “Term Agent”; and together with the Administrative Agent the “Prepetition Agents”), and (4) the Term Loan Lenders party thereto (the “Term Lenders”, and together with the Revolving Loan Lenders the “Prepetition Lenders”; and the Prepetition Agents, Prepetition Lenders and the “Credit Parties” under and as defined in the Prepetition Credit Agreement are collectively the “Prepetition Secured Parties”), and (B) all other agreements, documents, notes, certificates, and instruments executed and/or delivered with, to, or in favor of Prepetition Secured Parties, including, without limitation, control agreements, mortgages, security agreements, guaranties, and -4-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 5 of 39 UCC financing statements and all other related agreements, documents, notes, certificates, and instruments executed and/or delivered in connection therewith or related thereto (as amended, modified or supplemented and in effect, collectively, the “Prepetition Financing Documents”), the Prepetition Secured Parties provided revolving and term loan credit facilities to the Debtors in the maximum committed amount of $250,000,000 and $47,400,000, respectively. (iii) Prepetition Obligations. (a) As of the Petition Date, the Debtors, without defense, counterclaim, or offset of any kind, were jointly and severally indebted and liable to the Prepetition Agents and Prepetition Lenders under the Prepetition Financing Documents (A) in an aggregate principal amount not less than $232,101,725.02, consisting of: (1) Revolving Loans (as defined in the Prepetition Credit Agreement) in the aggregate principal amount of $177,933,961.02, (2) Letters of Credit (as defined in the Prepetition Credit Agreement) in the aggregate undrawn face amount of $6,767,764, (3) Term Loans (as defined in the Prepetition Credit Agreement) in the aggregate principal amount of $47,400,000, plus (B) all interest accrued and accruing under the Prepetition Financing Documents at the default rate, together with all costs, fees, expenses (including attorneys’ fees and legal expenses) and all other Obligations (as defined in the Prepetition Credit Agreement) accrued, accruing or chargeable in respect thereof or in addition thereto, plus (C) certain secured lease obligations owing to affiliates of the Lenders in an aggregate amount of $387,943.77 ((A)-(C) collectively the “Prepetition Obligations”). (b) The Prepetition Obligations and the Prepetition Financing Documents constitute the legal, valid, binding and non-avoidable obligations and agreements of the Debtors, enforceable in accordance with their terms. The Prepetition Obligations constitute allowed secured claims under sections 502 and 506(a) of the Bankruptcy Code. The Prepetition Obligations, the Prepetition Liens (defined below), and all payments made to the Prepetition Agents or applied to the Prepetition Obligations owing under the Prepetition Financing Documents prior to the Petition Date are not subject to avoidance, recharacterization, recovery, subordination, attack, offset, counterclaim, defense, or “claim” (as defined in the Bankruptcy Code) of any kind, nature or description pursuant to the Bankruptcy Code or other applicable law. -5-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 6 of 39 (iv) Prepetition Liens and Security Interests. (a) Pursuant to the Prepetition Credit Agreement and other Prepetition Financing Documents, each Debtor that comprised a “Loan Party” thereunder granted senior liens upon and security interests in substantially all of such Debtor’s assets (collectively, the “Prepetition Collateral”) to the Administrative Agent for the benefit of itself and the Prepetition Secured Parties as security for the Prepetition Obligations (collectively, the “Prepetition Liens”). (b) The Prepetition Liens granted to the Administrative Agent for the benefit of itself and the Prepetition Secured Parties in the Prepetition Collateral pursuant to and in connection with the Prepetition Financing Documents, including, without limitation, all security agreements, pledge agreements, mortgages, deeds of trust, deposit account control agreements and other security documents executed by any of the Debtors in favor of the Administrative Agent, (1) are valid, binding, perfected, enforceable and non-avoidable first-priority liens and security interests in the Debtors’ assets, (2) are not subject, pursuant to the Bankruptcy Code or other applicable law, to avoidance, recharacterization, recovery, subordination, attack, offset, counterclaim, defense, or “claim” (as defined in the Bankruptcy Code) of any kind, (3) are subject and/or subordinate only to valid, perfected, and unavoidable senior priority liens and security interests existing as of the Petition Date securing valid, binding and unavoidable debt permitted under the Prepetition Financing Documents, and (4) constitute the legal, valid, and binding obligation of the Debtors, enforceable in accordance with the terms of the applicable Prepetition Financing Documents. (v) No Claims Against Prepetition Agents or Prepetition Secured Parties. Subject to paragraphs 17(b) and 21 hereof, the Debtors hold no valid or enforceable “claims” (as defined in the Bankruptcy Code), counterclaims, causes of action, defenses, or setoff rights of any kind against the Prepetition Agents, the Prepetition Secured Parties, and/or the Prepetition Collateral. Subject to paragraph 21 hereof, each Debtor hereby forever waives and releases any and all “claims” (as defined in the Bankruptcy Code), counterclaims, causes of action, defenses, or setoff rights against the Prepetition Agents and the Prepetition Secured Parties, and each of their respective officers, directors, employees, agents, -6-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 7 of 39 sub-agents, attorneys, consultants, advisors and affiliates and the Prepetition Collateral, whether arising at law or in equity, under tort (including lender liability) or contract, including recharacterization, subordination, avoidance, or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state or federal law. F. Necessity for Relief Requested; Immediate and Irreparable Harm. The Debtors requested entry of this Interim Order pursuant to Bankruptcy Rule 4001(b)(2) on the terms described herein. The Debtors have an immediate need to use the Cash Collateral to, among other things, preserve and maximize the value of the assets of each Debtor’s bankruptcy estate (as defined under section 541 of the Bankruptcy Code, the “Estate”) in order to maximize the recovery to all creditors of each Debtor’s Estate, absent which immediate and irreparable harm will result to the Debtors, their Estates, and their stakeholders. Absent the Debtors’ ability to use Cash Collateral, the Debtors would not have sufficient available sources of working capital or financing and would be unable to pay their payroll and other operating expenses, or maintain their assets to the detriment of their Estates and creditors. Accordingly, the relief requested and the terms set forth herein are (i) critical to the Debtors’ ability to maximize the value of the Estates, (ii) in the best interests of the Debtors and their Estates, and (iii) necessary, essential, and appropriate to avoid immediate and irreparable harm to the Debtors and the Debtors’ Estates, stakeholders, assets, goodwill, reputation, and employees. G. Adequate Protection. Each of the Prepetition Agents and Prepetition Lenders are entitled to the adequate protection provided in this Interim Order as and to the extent set forth herein pursuant to sections 361, 362 and 363 of the Bankruptcy Code. Based on the record presented to the Court, the terms of the proposed adequate protection arrangements and of the use of the Collateral (as defined below), including the Cash Collateral, are fair and reasonable, reflect the Debtors’ prudent exercise of business judgment and constitute reasonably equivalent value and fair consideration for the use of Cash Collateral. Each of the Prepetition Agents and Prepetition Secured Parties reserves the right to seek additional adequate protection beyond the adequate protection provided in this Interim Order, and nothing in this Interim Order or otherwise shall be deemed or construed to limit, impair or otherwise prejudice any of the Prepetition -7-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 8 of 39 Agents’ and/or the Prepetition Secured Parties’ rights to seek and/or obtain such other or additional adequate protection or any other relief. H. Section 506(c) and 552(b). Subject to entry of the Final Order only, in consideration for the Prepetition Agents’ and Prepetition Secured Parties’ agreement to subordinate the Adequate Protection Superpriority Claim, the Adequate Protection Replacement Lien, and the Prepetition Liens, as applicable, on the Prepetition Collateral to fund the Budget (as defined below) and the Carve-Out (as defined below), in each case solely to the extent set forth in this Interim Order, the Prepetition Agents and the Prepetition Secured Parties are entitled to the benefits of a waiver of the provisions of Section 506(c) of the Bankruptcy Code and any “equities of the case” claims under section 552(b) of the Bankruptcy Code. I. Good Cause. Good cause has been shown for immediate entry of this Interim Order, and the entry of this Interim Order is in the best interests of the Debtors, the Estates and their stakeholders. Among other things, the relief granted herein will minimize disruption of the Debtors’ business and permit the Debtors to meet payroll and other expenses necessary to maximize the value of the Estates. The terms of the Debtors’ use of Cash Collateral and proposed adequate protection arrangements, as set forth in this Interim Order, are fair and reasonable under the circumstances, and reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties. J. Good Faith. The Debtors’ use of Cash Collateral in accordance with the terms hereof has been negotiated in good faith and at arms’ length among the Debtors and the Prepetition Agents, and the consent of the Prepetition Agents to the Debtors’ use of Cash Collateral in accordance with the terms hereof shall be deemed to have been made in “good faith.” BASED UPON THE STIPULATED TERMS SET FORTH HEREIN, AND FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED: 1. Relief Granted. The relief requested in the Motion is GRANTED to the extent provided herein. Any objection to entry of this Interim Order, to the extent not withdrawn, waived or resolved, is hereby overruled. -8-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 9 of 39 2. Authorization to Use Cash Collateral. The Debtors are authorized on an interim basis to use Cash Collateral solely in accordance with and to the extent set forth in the Budget and this Interim Order during the period commencing on the date of this Interim Order through the Termination Date (as defined below) (the “Cash Collateral Period”), in an amount not to exceed at any time the aggregate amount of disbursements projected in the “Total Disbursements” line item of the Budget from the Petition Date through the applicable date of measurement, subject to any applicable Permitted Variance (as defined below) (the “Cash Collateral Limit”). 3. Budget. (a) The Debtors may use Cash Collateral during the Cash Collateral Period up to the Cash Collateral Limit only to pay the amount (subject to the Permitted Variances) and type of expenses set forth in the cash collateral budget attached as Exhibit 1 hereto (as the same may be updated from time to time with the prior written consent (which writing may be in e-mail) of the Prepetition Agents, the “Budget”) during the periods covered by the Budget in which such expenses are projected to be paid, subject to the Permitted Variance. (b) Not later than 3:00 p.m. (Eastern time) on the Tuesday of each week commencing on June 2, 2020, the Debtors shall furnish to the Prepetition Agents a weekly report (the “Budget Compliance Report”) that sets forth as of the preceding Saturday of each such week, for the prior week and on a cumulative basis from the Petition Date through the third (3rd) full week after the Petition Date and then on a rolling three (3) week basis at all times thereafter (each such period referred to herein as a “Measurement Period”), the actual results for the following line items set forth in the Budget: (i) “Total Receipts”; (ii) “Total Operating Disbursements”; (iii) “Total Non-Operating Disbursements”; (iv) “Net Cash Flow”; and (v) “Professional Fees”. (c) The Debtors hereby covenant and agree that (i) the actual amount of “Total Receipts” for any Measurement Period, shall not be less than eighty percent (80%) of the amount projected in the “Total Receipts” line item of the Budget for such Measurement Period; (ii) the actual amount of “Total Operating Disbursements” for any Measurement Period, shall not be more than one hundred and ten -9-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 10 of 39 percent (110%) of the amount projected in the “Total Operating Disbursements” line item of the Budget for such Measurement Period; (iii) the actual amount of “Total Non-Operating Disbursements” for any Measurement Period, shall not be more than one hundred and ten percent (110%) of the amount projected in the “Total Non-Operating Disbursements” line item of the Budget for such Measurement Period; and (iv) the actual amount of “Professional Fees” for any Measurement Period, shall not be more than one hundred and ten percent (110%) of the amount projected in the “Professional Fees” line item of the Budget for such Measurement Period (provided that nothing herein shall operate as a limitation on the amount of professional fees payable by the Debtors); provided, that in all circumstances, savings in any one Measurement Period may be carried over for use in subsequent Measurement Periods (individually and collectively, the “Permitted Variance”). (d) The Prepetition Agents may, in their sole discretion, agree in writing (which writing may be in e-mail) to the use of the Cash Collateral (i) in a manner or amount which does not conform to the Budget (other than Permitted Variances) (each such approved non-conforming use of Cash Collateral, a “Non-Conforming Use”) or (ii) for a period following the Termination Date pursuant to paragraph 5 of this Interim Order (such period, the “Subsequent Budget Period”). If such written consent is given, the Debtors shall be authorized pursuant to this Interim Order to expend Cash Collateral for any such Non- Conforming Use or any such Subsequent Budget Period in accordance with a subsequent Budget (a “Subsequent Budget”) without further Court approval, and the Prepetition Agents and Prepetition Lenders shall be entitled to all of the protections specified in this Interim Order for any such use of Cash Collateral; provided, that each such permitted Non-Conforming Use shall be deemed a modification to the Budget for all testing purposes. The Debtors shall provide notice of any Non-Conforming Use, Subsequent Budget Period and Subsequent Budget to the U.S. Trustee and the Committee. (e) Notwithstanding the foregoing to the contrary, all amounts payable by the Debtors to Gordon Brothers Retail Partners, LLC (the “Consultant”) pursuant to that certain Master Consulting Agreement dated as of May 2, 2019 (as amended, the “GB Consulting Agreement”), between the Debtors and the Consultant may be paid by the Debtors from Gross Proceeds (as defined in the GB Consulting -10-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 11 of 39 Agreement) as provided in the GB Consulting Agreement, and shall not be reduced or capped by the terms or conditions of the Budget or this Interim Order. 4. Carve-Out. (a) Carve-Out. As used in this Interim Order, the “Carve Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $50,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Creditors’ Committee pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the Administrative Agent -- or, following the Payment in full of all Obligations (as defined in the Prepetition Credit Agreement) owing to the Administrative Agent and Revolving Loan Lenders, by the Term Agent — of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $1,000,000 incurred after the first business day following delivery by the Administrative Agent — or, following the Payment in full of all Obligations owing to the Administrative Agent and Revolving Loan Lenders, by the Term Agent — of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the Administrative Agent — or, following the Payment in full of all Obligations owing to the Administrative Agent and Revolving Loan Lenders, by the Term Agent — to the Debtors, their lead restructuring counsel, the U.S. Trustee, and counsel to the Creditors’ Committee, which notice -11-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 12 of 39 may be delivered following the occurrence and during the continuation of a Termination Event and upon termination of the Debtors’ right to use Cash Collateral by the Prepetition Secured Parties, as applicable, stating that the Post-Carve Out Trigger Notice Cap has been invoked. (b) Fee Estimates. Not later than 7:00 p.m. New York time on the Wednesday of each week starting with the first full calendar week following the Petition Date, each Professional Person shall deliver to the Debtors a statement setting forth a good-faith estimate of the amount of fees and expenses incurred during the preceding week by such Professional Person (through Saturday of such week, the "Calculation Date") (collectively, "Estimated Fees and Expenses"), along with a good-faith estimate of the cumulative total amount of unreimbursed fees and expenses incurred through the applicable Calculation Date and a statement of the amount of such fees and expenses that have been paid to date by the Debtors (each such statement, a "Weekly Statement"); provided, that within one business day of the occurrence of the Termination Declaration Date (as defined below), each Professional Person shall deliver one additional statement (the "Final Statement") setting forth a good-faith estimate of the amount of fees and expenses incurred during the period commencing on the calendar day after the most recent Calculation Date for which a Weekly Statement has been delivered and concluding on the Termination Declaration Date (and the Debtors shall cause such Weekly Statement and Final Statement to be delivered on the same day received to the Prepetition Agents). If any Professional Person fails to deliver a Weekly Statement within three calendar days after such Weekly Statement is due, such Professional Person's entitlement (if any) to any funds in the Carve Out Reserves (as defined below) with respect to the aggregate unpaid amount of Allowed Professional Fees for the applicable period(s) for which such Professional Person failed to deliver a Weekly Statement covering such period shall be limited to the aggregate unpaid amount of Allowed Professional Fees included in the Budget for such period for such Professional Person. (c) Carve Out Reserves. -12-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 13 of 39 (i) Commencing with the week ended June 6, 2020,4 and on or before the Thursday of each week thereafter, the Debtors shall utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the greater of (x) (i) for the week ending June 6, 2020, the aggregate amount of all Estimated Fees and Expenses reflected in all Weekly Statements delivered to the Debtors and the Prepetition Agents between the Petition Date and the immediately prior Wednesday and (ii) for all weeks after the week ending June 6, 2020, the aggregate amount of all Estimated Fees and Expenses reflected in the Weekly Statement delivered on the immediately prior Wednesday to the Debtors and the Prepetition Agents, and (y) (i) for the week ending June 6, 2020, the aggregate amount of Allowed Professional Fees contemplated to be incurred in the Budget during all prior weeks of the case and (ii) for all weeks after the week ending June 6, 2020, the aggregate amount of Allowed Professional Fees contemplated to be incurred in the Budget during such week. The Debtors shall deposit and hold such amounts in a segregated account in trust to pay such Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims, and all payments of Allowed Professional fees incurred prior to the Termination Declaration Date shall be paid first from such Pre-Carve Out Trigger Notice Reserve Account. Upon the foregoing funding, the Prepetition Agents and Prepetition Lenders shall have no further obligation to fund the Pre-Carve Out Trigger Notice Reserve or subordinate their liens and claims on account of any Allowed Professional Fees incurred through the Calculation Date for the most recent Weekly Statement delivered in accordance with Paragraph 4(b) above. (ii) On the day on which a Carve Out Trigger Notice is given by the Administrative Agent — or, following Payment in full of the Obligations owing to the Administrative Agent and Revolving Loan Lenders, by the Term Agent — to the Debtors with a copy to counsel to the Committee (the “Termination Declaration Date”), the Carve Out Trigger Notice shall constitute a demand to the Debtors to and the Debtors shall utilize all cash on hand as of such date and any available cash thereafter held by any 4 For the avoidance of doubt, should the Prepetition Agent or Administrative Agent deliver a Carve Out Trigger Notice prior to this date, the Debtors shall utilize all cash on hand to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees and any other reserves contemplated by this Interim Order. -13-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 14 of 39 Debtor to fund (A) the Pre-Carve Out Trigger Notice Reserve Account in an amount equal to the aggregate amount of all Estimated Fees and Expenses reflected in the Final Reports delivered to Debtors, Administrative Agent, and Term Agent plus the amounts set forth in (a)(i) and (a)(ii) of this paragraph above, and (B) after funding the Pre-Carve Out Trigger Notice Reserve Account, a reserve in an amount equal to the Post-Carve Out Trigger Notice Cap (the “Post-Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims. Upon the foregoing funding, the Prepetition Agents and Prepetition Lenders shall have no further obligation to fund the Pre-Carve Out Trigger Notice Reserve or Post-Carve Out Trigger Notice Reserve or subordinate their liens and claims on account of any Allowed Professional Fees. (d) Application of Carve Out Reserves. All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above (the “Pre-Carve Out Trigger Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay, (x) first the Administrative Agent for the benefit of itself and the Prepetition Secured Parties until all Obligations owing to them are Paid in Full, and (y) then any excess shall be paid to the Debtors’ creditors in accordance with their rights and priorities as of the Petition Date. All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Trigger Amounts”), and then, to the extent the Post-Carve Out Trigger Notice Reserve Account has not been reduced to zero, to pay (x) first the Administrative Agent for the benefit of itself and the Prepetition Secured Parties until all Obligations owing to them are Paid in Full, and (y) then any excess shall be paid to the Debtors’ creditors in accordance with their rights and priorities as of the Petition Date. Notwithstanding anything to the contrary in the Prepetition Financing Documents, or this Interim Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this Paragraph 4(c), then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Trigger Amounts and Post-Carve Out Trigger Amounts, respectively, shall be used to fund the other Carve Out -14-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 15 of 39 Reserve, up to the applicable amount set forth in this Paragraph 4(d), prior to making any payments to the Administrative Agent, the Term Agent, or any of the Debtors’ creditors, as applicable. Notwithstanding anything to the contrary in the Prepetition Financing Documents or this Interim Order, following delivery of a Carve Out Trigger Notice, the Administrative Agent and the Term Agent shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Post-Carve Out Trigger Notice Reserve has been fully funded unless the proceeds of such sweep or foreclosure are applied immediately to fund the Carve-Out Reserves. Further, notwithstanding anything to the contrary in this Interim Order, (i) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out, and (ii) in no way shall the Budget, Carve Out, Post-Carve Out Trigger Notice Cap, Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt and notwithstanding anything to the contrary in this Interim Order or in any Prepetition Financing Documents, the Carve Out shall be senior to all liens and claims securing the Prepetition Collateral, the Adequate Protection Replacement Lien (defined below), and the Adequate Protection Superpriority Claim, and any and all other forms of adequate protection, liens, or claims securing the Prepetition Obligations solely to the extent provided herein. (e) Payment of Allowed Professional Fees Prior to the Termination Declaration Date. Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve Out; provided that, upon the funding in of the Carve Out Reserves in accordance with Paragraph 4(c) above, the Prepetition Agents and Prepetition Lenders shall have no further obligation to fund the Pre-Carve Out Trigger Notice Reserve Account on account of any Allowed Professional Fees incurred through the Calculation Date for the most recent Weekly Statement delivered in accordance with Paragraph 4(b) above and the liens and claims of Prepetition Agents and Prepetition Lenders shall not be subordinated on account of any such fees. (f) No Direct Obligation To Pay Allowed Professional Fees. None of the Prepetition Agents or Prepetition Lenders shall be responsible for the payment or reimbursement of any fees or -15-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 16 of 39 disbursements of any Professional Person incurred in connection with the Chapter 11 Cases or any successor cases under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed to obligate the Prepetition Agents or Prepetition Lenders, in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement. (g) Payment of Carve Out On or After the Termination Declaration Date. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar-for-dollar basis. (h) Nothing herein, including the inclusion of line items in the Budget for Professional Persons, shall be construed as consent to the allowance of any particular professional fees or expenses of the Debtors, of the Committee, or of any other person or shall affect the right of the Prepetition Secured Parties to object to the allowance and payment of such fees and expenses. Furthermore, nothing in this Interim Order or otherwise shall be construed: (i) to obligate the Prepetition Agents in any way to pay compensation to or to reimburse expenses of any Professional Person, or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement; or (ii) to increase the Carve Out if allowed fees and/or disbursements are higher in fact than the amounts subject to the Carve Out as set forth in this Interim Order. 5. Termination Date. Immediately upon written notice by the Administrative Agent to the Debtors (and their counsel), the U.S. Trustee and, if appointed, any Committee, the Debtors’ authorization, and the Prepetition Agents’ consent for the Debtors, to use Cash Collateral pursuant to this Interim Order shall terminate on the earliest to occur of the following (the earliest such date, herein defined as the “Termination Date”): (i) the failure of the Court to enter a Final Order in form reasonably satisfactory to the Prepetition Agents on or before 4:00 p.m. (Eastern time) on the day that is thirty (30) days after the Petition Date; (ii) the entry of an order of this Court terminating the right of any Debtor to use Cash Collateral; (iii) the dismissal of any of the Chapter 11 Cases or the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (iv) the appointment in any of the Chapter 11 -16-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 17 of 39 Cases of a trustee or an examiner with expanded powers; (v) the entry of any order of the Court that avoids or disallows in any way the security interests, liens, priority claims or rights granted to the Administrative Agent under the terms of this Interim Order; (vi) this Interim Order shall cease, for any reason, to be in full force and effect, or the Debtors shall so assert in writing, or any liens or claims created in favor of the Administrative Agent under this Interim Order shall cease to be enforceable and of the same effect and priority purported to be created hereby, or the Debtors shall so assert in writing (except as modified by the Final Order); (vii) any of the Debtors challenge or object to the extent, validity, enforceability, priority, perfection and/or non-avoidability of the Prepetition Obligations or the Administrative Agent’s security interests in and liens upon the Prepetition Collateral; (viii) an order of this Court shall be entered reversing, staying, vacating or otherwise modifying this Interim Order or any provision contained herein without the prior written consent (which writing may be in e-mail) of the Administrative Agent (except as modified by the Final Order); (ix) the actual amount of (i) “Total Receipts”; (ii) “Total Operating Disbursements”; (iii) “Total Non-Operating Disbursements”; and (iv) “Professional Fees” in any Measurement Period deviates beyond the Permitted Variance as set forth in Paragraph 3(c) from the amounts set forth in the Budget for such Measurement Period, without, in each instance, the prior written consent (which writing may be in e- mail) of the Prepetition Agents; (x) any Debtor fails to pay in full the Prepetition Obligations in accordance with the terms set forth in this Interim Order, without the prior written consent (which writing may be in e- mail) of the Prepetition Agents; (xi) any material misrepresentation by any Debtor in the financial reporting or certifications to be provided by the Debtors to the Prepetition Agents under this Interim Order; (xii) any of the Debtors propose or support any plan of reorganization or sale of all or substantially all of any Debtor’s assets or entry of any order confirming any such plan or sale that is not conditioned on the payment in full in cash, on the effective date of such plan or sale, of all Prepetition Obligations without the prior written consent of the Prepetition Agents (which writing may be in e-mail); (xiii) the Debtors fail to provide any additional adequate protection ordered by the Court and such failure shall continue unremedied for more than three (3) business days after written notice thereof; (xiv) the Debtors’ failure to satisfy any Milestone (defined below) set forth in Paragraph 25; (xv) the indefeasible payment in full of the Prepetition -17-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 18 of 39 Obligations; (xvi) without the prior written consent of the Prepetition Agents (which writing may be in e- mail), the obtaining after the Petition Date of credit or the incurring of indebtedness that is, in each case, (A) secured by a security interest, mortgage or other lien on all or any portion of the Prepetition Collateral that is equal or senior to any security interest, mortgage or other lien of the Administrative Agent, including, without limitation, any Adequate Protection Replacement Lien granted hereunder, or (B) entitled to priority administrative status that is equal or senior to that granted to the Administrative Agent herein, including, without limitation, the Adequate Protection Superpriority Claim; (xvii) without the prior written consent (which writing may be in e-mail) of the Prepetition Agents, the entry of an order by the Court granting relief from or modifying the automatic stay of section 362 of the Bankruptcy Code to allow any creditor to execute upon or enforce a lien on or security interest in (1) any inventory or (2) in any other Prepetition Collateral that is senior to any liens or security interests of the Administrative Agent having a value greater than $100,000, provided, that the foregoing shall be without prejudice to any statutory lien right of any Texas taxing authority (collectively, “TX Taxing Jurisdictions”) in respect of ad valorem property taxes (collectively, “TX Tax Liens”); (xviii) the return by the Debtors of more than $50,000 of the Debtors’ inventory pursuant to section 546(h) of the Bankruptcy Code without the prior written consent (which writing may be in e-mail) of the Prepetition Agents; (xix) any Debtor’s failure to perform, in any respect, any of its material obligations under this Interim Order; (xx) the termination or resignation of Gordon Brothers Retail Partners, LLC without the prior written consent (which writing may be in e-mail) of the Prepetition Agents; (xxi) the termination, rescission and/or invalidation of the GB Consulting Agreement (as defined below) without the prior written consent (not to be unreasonably withheld) of the Prepetition Agents (which writing may be in e-mail); and/or (xxii) without the prior written consent (not to be unreasonably withheld) of the Prepetition Agents (which writing may be in e-mail), the termination and/or discontinuation of the Store Closing Sales (defined below); and/or (xxiii) without the prior written consent (which writing may be in e-mail) of the Prepetition Agents, the failure of the Debtors to indefeasibly pay in full the Prepetition Obligations by September 11, 2020 (each of the forgoing, a “Termination Event”). 6. Adequate Protection. -18-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 19 of 39 (a) Adequate Protection Replacement Liens. Subject to the Carve Out, as adequate protection for the amount of diminution in value of its interests in the Prepetition Collateral from and after the Petition Date, including, without limitation, the aggregate amount of Cash Collateral used by any Debtor on a dollar for dollar basis, the imposition of the automatic stay, the funding of the Carve Out, and any other act or omission which causes diminution in the value of its interests in the Collateral (collectively, the “Diminution in Value”), and solely to the extent of any Diminution in Value, the Administrative Agent, for the benefit of itself and the other Prepetition Secured Parties is hereby granted, pursuant to sections 361 and 363 of the Bankruptcy Code, valid, binding, enforceable and perfected replacement liens upon and security interests in all of each Debtors’ presently owned or hereafter acquired property and assets, whether such property and assets were acquired by such Debtor before or after the Petition Date, of any kind or nature, whether real or personal, tangible or intangible, wherever located, and the proceeds and products thereof, including, without limitation, the proceeds from any sale, termination, or other disposition of any leasehold interests of the Debtors (collectively, to the extent acquired after the Petition Date, the “Postpetition Collateral”, and together with the Prepetition Collateral and the Cash Collateral, collectively, the “Collateral”) (the “Adequate Protection Replacement Lien”); provided, that upon the entry of the Final Order, the Adequate Protection Replacement Lien shall attach to property recovered as a result of transfers or obligations avoided or actions maintained or taken pursuant to sections 542, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code, provided, further, that the Adequate Protection Replacement Lien shall attach to the proceeds of Debtor’s leasehold interests and not to the leasehold interests themselves. The Adequate Protection Replacement Lien shall be junior and subordinate only to (A) the Prepetition Liens on the Prepetition Collateral, (B) any TX Tax Lien(s) of any TX Tax Jurisdiction (solely to the extent such Liens are valid, senior, perfected, and unavoidable, and all parties’ rights to object to the priority, validity, amount and extent of the claims asserted by any TX Tax Jurisdiction are fully preserved), and (C) the Carve Out, and shall otherwise be senior to all other security interests in, liens on, or claims against any asset of a Debtor and all rights of payment of all other parties. Other than as set forth herein, the Adequate Protection Replacement Lien shall not be made subject to or pari passu with any lien or with -19-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 20 of 39 any lien or security interest previously or hereinafter granted in any of the Chapter 11 Cases or any Successor Case. The Adequate Protection Replacement Lien shall be valid, binding and enforceable against any trustee or other estate representative appointed in any Chapter 11 Case, upon the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code (collectively, “Successor Cases”) and/or upon the dismissal of any Chapter 11 Case or Successor Case. (b) Default Interest. At all times during the Chapter 11 Cases, interest on all outstanding Prepetition Obligations shall bear interest at the applicable Default Rate (as defined and set forth in the Prepetition Credit Agreement). (c) Adequate Protection Superpriority Claim. As adequate protection for any Diminution in Value of its interest in the Prepetition Collateral, the Administrative Agent, for the benefit of itself and the other Prepetition Secured Parties, is hereby granted as and to the extent provided by sections 503 and 507(b) of the Bankruptcy Code, an allowed superpriority administrative expense claim in the Chapter 11 Cases and any Successor Case (the “Adequate Protection Superpriority Claim”). The Adequate Protection Superpriority Claim shall be subordinate to the Carve Out solely to the extent set forth in this Interim Order, but otherwise shall have priority over all administrative expense claims, including administrative expenses of the kinds specified in or ordered pursuant to Sections 503(b) and 507(b) of the Bankruptcy Code, and unsecured claims against each Debtor and each Estate now existing or hereafter arising, of any kind or nature. (d) Mandatory Paydowns of Prepetition Obligations. Until the indefeasible payment in full, in cash, of the Prepetition Obligations, on a daily basis the Administrative Agent shall transfer all cash collected in the Debtors’ concentration account to the Debtors’ operating account (the “Operating Account”) for use in funding disbursements in accordance with the Budget (subject to Permitted Variances) and as otherwise provided in this Interim Order. Commencing Friday, June 5, 2020, and continuing on each Friday thereafter until the indefeasible payment in full, in cash, of the Prepetition Obligations, the Administrative Agent is hereby authorized and directed to transfer to the Administrative Agent (or the Debtors at the direction of the Administrative Agent shall initiate such transfer) all cash then on deposit in -20-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 21 of 39 the Debtors’ Operating Account in excess of $5,000,000 (the “Excess Proceeds”), such Excess Proceeds to be thereupon applied in permanent reduction and repayment of the Prepetition Obligations in accordance with the terms of the Prepetition Financing Documents; provided, that the foregoing will be without prejudice to the rights of the Committee and/or any third party to seek an appropriate remedy from the Court (including, without limitation, to unwind or partially unwind, after notice and hearing, the pay down of the Prepetition Obligations in accordance with this Paragraph 6(d)) upon appropriate notice to the Prepetition Agents and the other Prepetition Secured Parties in connection with any successful Challenge brought pursuant to Paragraph 17(b) hereof). (e) Additional Payments from Sale of Collateral. Notwithstanding anything to the contrary set forth herein, except for the provision of the Carve Out, in the Budget, or in any other order entered in these Chapter 11 Cases, but subject to the requirements of paragraph 9(b) of this Interim Order, if the Prepetition Secured Parties have not received the indefeasible payment in full of all Prepetition Obligations on or before September 11, 2020 (or such other date as agreed to by the parties), then the Debtors shall pay to the Administrative Agent, for itself and the benefit of the other Prepetition Secured Parties, all unpaid Prepetition Obligations that are or which may become due and payable pursuant to the Prepetition Financing Documents from the net sale proceeds generated from any sales, dispositions, or proceeds of casualty insurance of all Collateral outside the ordinary course of Debtors’ businesses, including sales or dispositions of Collateral with respect to all “going out of business” sales and all other sales of Collateral pursuant to section 363 of the Bankruptcy Code until all Prepetition Obligations are Paid in Full in accordance with the Prepetition Financing Documents. All of the Prepetition Secured Parties’ rights under the Prepetition Financing Documents with regard to the Prepetition Obligations and otherwise are expressly reserved and, by the Interim Order, preserved. (f) Letters of Credit. The Administrative Agent is hereby authorized to (i) continue to maintain Cash Collateral in an amount equal to one hundred and three percent (103%) of all Letter of Credit Outstandings (as defined in the Prepetition Credit Agreement); and (ii) apply such Cash Collateral, or any -21-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 22 of 39 portion thereof, immediately upon any draw on any Letter of Credit (as defined in the Prepetition Credit Agreement). (g) Cash Management. Until the Prepetition Secured Parties receive Payment in Full (as defined below), (i) the Administrative Agent shall have, and continue to have, exclusive dominion and control on all deposit accounts and other accounts of Debtors, and all banks, depository entities, securities intermediaries and commodities intermediaries that are parties to any Control Agreements (as defined in the Prepetition Credit Agreement) shall be authorized and directed to continue affording the Administrative Agent with exclusive dominion and control over such accounts in accordance with the terms and conditions of the applicable Control Agreements, all of which agreements are hereby ratified and authorized in accordance with their respective terms; and (ii) prior to the Termination Date, Administrative Agent shall hold, and not apply to repay the Prepetition Obligations except as otherwise set forth in the Interim Order, all Cash Collateral actually received by Administrative Agent, and shall remit such Cash Collateral so received to the Debtors on a weekly basis in accordance with the Budget and this Interim Order; provided, that on and after the Termination Date, the Administrative Agent shall be authorized to apply any and all Cash Collateral on hand or thereafter received by the Administrative Agent against the Prepetition Obligations for permanent application against such debt without further notice to the Debtors or any other party. The term “Payment in Full” or “Paid in Full” means (I) all of the Prepetition Obligations have been paid in full in cash; (II) in the case of any contingent or unliquidated Prepetition Obligations, including, without limitation, any obligations that Debtors are required to furnish cash collateral to the Administrative Agent in accordance with the Prepetition Financing Documents, and any other liabilities arising from matters or circumstances known to the Prepetition Secured Parties at the time which are reasonably expected to result in any actual loss, cost, damage or expense (including attorneys’ fees and legal expenses) to one or more of the Prepetition Secured Parties, the provision to the Administrative Agent of cash collateral in an amount determined by the Administrative Agent to fully secure and collateralize such contingent or unliquidated obligations and liabilities; and (III) that Prepetition Secured Parties shall receive a release from each Debtor and the Committee of and from all demands, actions, causes of action, suits, -22-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 23 of 39 covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities in form and substance acceptable to Prepetition Agents. (h) Consent/Administration Fee. In consideration for the Prepetition Agents’ consent to the use of its Cash Collateral in accordance with the terms of this Interim Order and continued maintenance of the Debtors’ cash management system, the Administrative Agent shall be paid, in addition to all Prepetition Obligations owing by Debtors to Prepetition Agents and Prepetition Lenders, a weekly fee in the amount of $300,000 until all Prepetition Obligations have been Paid in Full (the “Administration Fee”). The Administration Fee shall be fully earned and payable on Monday of each week during the Cash Collateral Period. The Administration Fee shall be part of the Prepetition Obligations. Notwithstanding Paragraph 6(d) of this Interim Order (but subject to the Carve-Out), the Administrative Agent is hereby authorized to apply any Cash Collateral on hand at any time to the permanent payment of the Administration Fee without further notice to the Debtors or any other party. (i) Prepetition Indemnity Account. Upon entry of the Final Order, the Debtors shall establish a segregated non-interest bearing account with the Administrative Agent and in the control of the Administrative Agent (the “Prepetition Indemnity Account”), into which the sum of $500,000 of Cash Collateral shall be deposited as security for any reimbursement, indemnification, or similar continuing obligations of the Debtors in favor of the Prepetition Agents and the other Prepetition Secured Parties under the Prepetition Financing Documents (the “Prepetition Indemnity Obligations”). (i) The funds in the Prepetition Indemnity Account shall secure all costs, expenses, and other amounts (including reasonable and documented attorneys’ fees) incurred by the Prepetition Agents and the other Prepetition Secured Parties, in connection with or responding to (1) formal or informal inquiries and/or discovery requests, any adversary proceeding, cause of action, objection, claim, defense, or other challenge as contemplated in Paragraph 17(b) hereof, or (2) any Challenge (as defined herein) against any Prepetition Agent or the other Prepetition Secured Parties related to the Prepetition Financing Documents, the Prepetition Liens, or the Prepetition Obligations, whether in the Chapter 11 Cases, any Successor Case or independently in any other forum, court, or venue. (ii) The Prepetition Indemnity Obligations shall be secured by a first priority lien on the Prepetition Indemnity Account and the funds therein. -23-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 24 of 39 (iii) To the extent the Debtors have not paid the Prepetition Indemnity Obligations in accordance with this Interim Order and the Prepetition Financing Documents, the Administrative Agent may apply amounts in the Prepetition Indemnity Account against the Prepetition Indemnity Obligations as and when they arise, without further notice to or consent from the Debtors, any Committee, or any other parties in interest and without further order of this Court; provided, however, after such application, the Administrative Agent shall endeavor to give notice of such application to counsel to the Debtors, the U.S. Trustee, and any committee. (iv) In addition to the establishment and maintenance of the Prepetition Indemnity Account, until the Challenge Deadline (as defined herein) the Administrative Agent (for itself and on behalf of the other Prepetition Secured Parties), shall retain and maintain the Prepetition Liens and the Adequate Protection Replacement Lien as security for any Prepetition Indemnity Obligations not capable of being satisfied from application of the funds on deposit in the Prepetition Indemnity Account. After the Challenge Deadline has passed, if no Challenge has been brought against the Prepetition Secured Parties and all Prepetition Indemnity Obligations have been paid in full, in cash, all remaining funds in the Prepetition Indemnity Account shall be promptly released to the Debtors. (j) Subsequent Actions. Notwithstanding anything to the contrary set forth herein, the adequate protection granted by this Interim Order is without prejudice to the Prepetition Secured Parties’ rights to seek additional adequate protections from this Court. The use of Cash Collateral pursuant to the terms and conditions of this Interim Order and in accordance with the Budget shall not be deemed to be a consent by the Prepetition Secured Parties to any other or further use of Cash Collateral or to the use of any Cash Collateral in any amount or for any purpose in excess of the amount set forth in the Budget for each such type of disbursement. 7. Insurance. At all times the Debtors shall maintain casualty and loss insurance coverage for the Collateral on substantially the same basis as maintained prior to the Petition Date. The Debtors shall provide the Administrative Agent with proof of the foregoing within five (5) days of written demand and give the Administrative Agent reasonable access to Debtors’ records in this regard. 8. Proof of Claim. The Prepetition Secured Parties will not be required to file proofs of claim or requests for approval of administrative expenses in any Chapter 11 Case or Successor Case. The acknowledgment by the Debtors of the Prepetition Obligations and the liens, rights, priorities and protections granted to or in favor of the Prepetition Agents and the Prepetition Secured Parties in respect of -24-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 25 of 39 the Prepetition Collateral as set forth herein and in the Prepetition Financing Documents shall be deemed a timely filed proof of claim on behalf of the Prepetition Secured Parties in each of the Chapter 11 Cases. 9. Relief from the Automatic Stay. (a) The automatic stay provisions of section 362 of the Bankruptcy Code are hereby modified to permit (i) the Debtors to implement and perform the terms of this Interim Order, and (ii) the Debtors to create, and the Administrative Agent to perfect, the Adequate Protection Replacement Lien granted hereunder. The Administrative Agent shall not be required to file UCC financing statements or other instruments with any other filing authority to perfect the Adequate Protection Replacement Lien granted by this Interim Order or to take any other actions to perfect such Liens, which shall be deemed automatically perfected by the docketing of this Interim Order by the Clerk of the Court, and deemed to be effective as of the Petition Date. If, however, the Administrative Agent shall elect for any reason to file, record or serve any such financing statements or other documents with respect to such Liens, then the Debtors shall execute same upon request and the filing, recording or service thereof (as the case may be) shall be deemed to have been made at the time of the commencement of these Chapter 11 Cases on the Petition Date. (b) In addition, and without limiting the foregoing, upon the occurrence of the Termination Date (prior to repayment in full of the Prepetition Obligations), and after providing five (5) business days’ (the “Stay Relief Notice Period”) prior written notice (the “Enforcement Notice”) to (i) the Court, (ii) counsel for the Debtors, (iii) counsel for the Committee, if any, and (iv) the U.S. Trustee, the Prepetition Agents may file a motion (the “Stay Relief Motion”) seeking an expedited hearing before this Court to occur, subject to the Court’s availability, immediately following the expiration of the Stay Relief Notice Period in order to obtain relief from the automatic stay provisions of section 362 of the Bankruptcy Code to take any action and exercise all rights and remedies against the Collateral provided under this Interim Order, the Prepetition Financing Documents, or applicable law that the Prepetition Agents may deem appropriate in their sole discretion to proceed against and realize upon the Collateral or any other assets or properties of Debtors’ Estates upon which the Administrative Agent has been or may hereafter be -25-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 26 of 39 granted liens or security interests to obtain the full and indefeasible repayment of all Prepetition Obligations. The Debtors shall not object to the Stay Relief Motion being heard on shortened notice. Until such time that the Stay Relief Motion has been adjudicated by the Court, the Debtors may not use Cash Collateral to fund operations; provided, that the Debtors may use Cash Collateral solely to (1) meet payroll (other than severance) obligations that (x) have accrued though the date of the Prepetition Agents’ delivery of notice of the Termination Date and (y) arising during the one-week period following the delivery of such termination notice, in each case subject to, and as limited by, the Budget (subject to any Permitted Variance) and (2) pay such other amounts as the Debtors and the Prepetition Agents may agree in writing (which writing may be in e-mail). For the avoidance of doubt, the Stay Relief Notice Period shall run simultaneously from the date that the Prepetition Agents provide any notice to the Debtors, the U.S. Trustee, and if appointed, the Committee, that is required pursuant to Paragraph 4 of this Interim Order. (c) The automatic stay provisions of section 362 of the Bankruptcy Code and any other restriction imposed by an order of the Court or applicable law are hereby modified without further notice, application or order of the Court to the extent necessary to permit the Prepetition Agents to perform any act authorized or permitted under or by virtue of this Interim Order, the Prepetition Credit Agreement or the other Prepetition Financing Documents, as applicable, including, without limitation, (i) to implement the post-petition financing arrangements authorized by this Interim Order, (ii) to take any act to create, validate, evidence, attach or perfect any lien, security interest, right or claim in the Collateral, including any Adequate Protection Replacement Lien, (iii) subject to paragraph 9(b) of this Interim Order, to assess, charge, collect, advance, deduct and receive payments with respect to the Prepetition Obligations, including, without limitation, all interests, fees, costs and expenses permitted under the Prepetition Financing Documents, and apply such payments to the Prepetition Obligations, and (iv) subject to paragraph 9(b) of this Interim Order, to take any action and exercise all rights and remedies provided to it by this Interim Order, the Prepetition Credit Agreement, the other Prepetition Financing Documents, or applicable law. In addition, and without limiting the foregoing, upon the expiration of the Stay Relief Notice Period, the Administrative Agent shall be entitled to take any action and exercise all rights and remedies provided to it by this Interim Order, the -26-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 27 of 39 Prepetition Financing Documents or applicable law that the Administrative Agent may deem appropriate in its discretion to proceed against and realize upon the Collateral or any other assets or properties of Debtors’ Estates upon which the Administrative Agent has been or may hereafter be granted liens or security interests to obtain the full and indefeasible repayment of all Prepetition Obligations, except that, with respect to any of the Debtors’ leasehold locations, the Administrative Agent’s rights shall be limited to such rights (i) as may be ordered by this Court upon motion and notice to the applicable landlord with an opportunity to respond that is reasonable under the circumstances; (ii) to which the applicable landlord agrees in writing with the Administrative Agent; or (iii) which the Administrative Agent has under applicable non-bankruptcy law. 10. Reversal, Modification, Vacatur, or Stay. Any reversal, modification, vacatur, or stay of any or all of the provisions of this Interim Order (other than in accordance with the Final Order) shall not affect the validity or enforceability of any Adequate Protection Replacement Lien, the Adequate Protection Superpriority Claim, or any claim, lien, security interest, or priority authorized or created hereby with respect to any Senior Replacement Lien, the Adequate Protection or the Superpriority Claim incurred prior to the effective date of such reversal, modification, vacatur, or stay. Notwithstanding any reversal, modification, vacatur, or stay (other than in accordance with the Final Order), (a) this Interim Order shall govern, in all respects, any use of Cash Collateral, Adequate Protection Replacement Lien or Adequate Protection Superpriority Claim incurred by the Debtors prior to the effective date of such reversal, modification, vacatur, or stay, and (b) the Prepetition Secured Parties shall be entitled to all the benefits and protections granted by this Interim Order with respect to any such use of Cash Collateral or such Adequate Protection Replacement Lien and Adequate Protection Superpriority Claim incurred by the Debtors. 11. No Waiver for Failure to Seek Relief. The failure or delay of the Prepetition Secured Parties to seek relief or otherwise exercise any of its rights and remedies under this Interim Order, the Prepetition Credit Agreement, the other Prepetition Financing Documents or applicable law, as the case may be, shall not constitute a waiver of any rights hereunder, thereunder, or otherwise, by the Prepetition Secured Parties. -27-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 28 of 39 12. Section 507(b) Reservation. Nothing herein shall impair or modify the application of section 507(b) of the Bankruptcy Code in the event that the adequate protection provided to the Prepetition Secured Parties hereunder is insufficient to compensate for any Diminution In Value during the Chapter 11 Cases. Nothing contained herein shall be deemed a finding by the Court, or an acknowledgment by the Prepetition Secured Parties, that the adequate protection granted herein does in fact adequately protect the Prepetition Secured Parties against any Diminution In Value of their interests in the Collateral. 13. Marshalling. Subject to the entry of a Final Order granting such relief, (a) in no event shall the Prepetition Secured Parties be subject to the equitable doctrine of “marshalling” or any similar doctrine with respect to the Collateral, and (b) the Prepetition Secured Parties shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Prepetition Secured Parties with respect to proceeds, products, offspring or profits of any of the Collateral, as applicable. 14. Without limiting the rights of the Prepetition Agents contained in this Interim Order, the Prepetition Agents shall have the right, upon three (3) business days written notice to the Debtors, at any time during the Debtors’ normal business hours, to inspect, audit, examine, check, make copies of or extract from the non-privileged books, accounts, checks, orders, correspondence and other records of the Debtors, and to inspect, audit and monitor all or any part of the Collateral, and the Debtors shall make all of same reasonably available to the Prepetition Agents, and each of its representatives, for such purposes. 15. Cash Collateral shall not, directly or indirectly, be used to pay administrative expenses of the Debtors and or the Estates except for (a) the Carve Out; and (b) those operating expenses (including the statutorily required fees payable to the Office of the United States Trustee pursuant to 28 U.S.C. §1930 and any interest due thereon) that are set forth in the Budget or with the prior written consent (which writing may be in e-mail) of the Administrative Agent. The Cash Collateral and the Carve Out may not be used in connection with or to finance in any way: (a) any action, suit, arbitration, proceeding, application, motion or other litigation of any type (i) for the payment of any services rendered by the professionals retained by any Debtor or Committee, or other representative of any estate, in connection with the assertion of or joinder -28-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 29 of 39 in any claim, counterclaim, action, proceeding, application, motion, objection, defense or other contested matter, the purpose of which is to seek, or the result of which would be to obtain, any order, judgment, determination, declaration or similar relief invalidating, setting aside, avoiding or subordinating, in whole or in part, any Prepetition Liens or Prepetition Obligations, (ii) for monetary, injunctive or other affirmative relief against the Prepetition Agents, the Prepetition Lenders, or any Prepetition Collateral, or (iii) preventing, hindering or otherwise delaying the exercise by the Prepetition Agents or Prepetition Lenders of any rights under this Interim Order; (b) objecting to or challenging in any way the claims, liens, or interests held by or on behalf of the Prepetition Secured Parties; (c) asserting, commencing or prosecuting any claims or causes of action whatsoever, including, without limitation, any actions under chapter 5 of the Bankruptcy Code, against the Prepetition Agents, the Prepetition Lenders, the Prepetition Obligations, or the Prepetition Liens; or (d) prosecuting an objection to, contesting in any manner, or raising any defenses to, the validity, extent, amount, perfection, priority, or enforceability of any of the Prepetition Liens, the Prepetition Obligation, or any other rights or interest of the Prepetition Secured Parties; provided, that up to an aggregate amount of $50,000.00 of (x) the proceeds of the Collateral and (y) the Carve Out may be used by the Committee during the Challenge Period (defined below) to investigate the claims and liens of the Prepetition Secured Parties (and other potential claims, counterclaims, causes of action or defenses against the Prepetition Secured Parties). 16. Binding Effect. This Interim Order shall be binding upon and inure to the benefit of the Prepetition Secured Parties and the Debtors and their respective successors and assigns, including, without any limitation, any trustee, responsible officer, examiner, estate administrator or representative, or similar person appointed in a case for the Debtors under any chapter of the Bankruptcy Code. No rights are entered under this Interim Order for the benefit of any creditor of the Debtors, any other party in interest in the Chapter 11 Cases, or any other person or entities, or any direct, indirect or incidental beneficiaries thereof. 17. Effect of Debtors’ Stipulations on Third Parties. (a) Subject to Paragraph 17(b) hereof, each stipulation, admission, and agreement contained in this Interim Order, including, without limitation, the Debtors’ Stipulations, shall be binding -29-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 30 of 39 upon the Debtors, their Estates and any successor thereto (including, without limitation, any chapter 7 or chapter 11 trustee appointed or elected for any of the Debtors) under all circumstances and for all purposes, and the Debtors are deemed to have irrevocably waived and relinquished all Challenges (as defined herein) as of the Petition Date. (b) Nothing in this Interim Order shall prejudice the rights of any Committee or any other party in interest, if granted standing by the Court, to seek, solely in accordance with the provisions of this Paragraph 17, to assert claims against the Prepetition Agents or Prepetition Secured Parties, on behalf of the Debtors or the Debtors’ creditors or to otherwise challenge the Debtors’ Stipulations, including, but not limited to those in relation to (i) the validity, extent, priority, or perfection of the security interests, and liens of the Prepetition Agents and Prepetition Secured Parties, (ii) the validity, allowance, priority, or amount of the Prepetition Obligations, or (iii) any liability of the Prepetition Agents or Prepetition Secured Parties with respect to anything arising from the Prepetition Financing Documents. Notwithstanding the immediately preceding sentence, any Committee or any other party in interest must, after obtaining standing approved by the Court, commence a contested matter or adversary proceeding raising such claim, objection, or challenge, including, without limitation, any claim or cause of action against the Prepetition Agents or Prepetition Secured Parties (each, a “Challenge”) no later than (i) with respect to any Committee, the date that is sixty (60) days after the Committee’s formation, (ii) with respect to other parties in interest other than a Committee, no later than the date that is seventy-five (75) days after the entry of this Interim Order, (iii) with respect to any chapter 11 trustee appointed in the Chapter 11 Cases, or any chapter 7 trustee appointed in any Successor Case, prior to the expiration of the periods set forth in subsections (i) and (ii) above, no later than the date that is the later of (A) fourteen (14) days after the appointment of such trustee or (B) the expiration of the time periods set forth in the foregoing subsections (i) and (ii) above, or (iv) any such later date as has been ordered by the Court for cause upon a motion filed and served prior to the expiration of the deadline to commence a Challenge (collectively, the “Challenge Period”). The Challenge Period may only be extended with the written consent of the Prepetition Agents prior to the expiration of the Challenge Period, and for the avoidance of doubt, any such extension shall only apply to the specific -30-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 31 of 39 party as to whom such extension may be granted. Only those parties in interest who commence a Challenge within the Challenge Period may prosecute such Challenge. As to (x) any parties in interest, including any Committee, who fail to file a Challenge within the Challenge Period, or if any such Challenge is filed and overruled or otherwise finally resolved or adjudicated in favor of the Prepetition Agents and Prepetition Secured Parties, or (y) any and all matters that are not expressly the subject of a timely Challenge: (1) any and all such Challenges by any party (including, without limitation, any Committee, any chapter 11 trustee, any examiner or any other estate representative appointed in the Debtors’ Chapter 11 Cases, or any chapter 7 trustee, any examiner or any other estate representative appointed in any Successor Case), shall be deemed to be forever waived and barred, (2) all of the findings, Debtors’ Stipulations, waivers, releases, affirmations, and other stipulations as to the priority, extent, and validity as to the claims, liens, and interests of the Prepetition Agents and Prepetition Secured Parties, as applicable, shall be of full force and effect and forever binding upon the Debtors’ bankruptcy estates and all creditors, interest holders, and other parties in interest in the Chapter Cases and any Successor Cases, and (3) any and all claims or causes of action against the Prepetition Agents and/or Prepetition Secured Parties, as applicable, relating in any way to the Prepetition Financing Documents, Prepetition Obligations, or Prepetition Liens, as applicable, shall be released by the Debtors’ Estates, all creditors, interest holders, and other parties in interest in the Chapter 11 Cases and any Successor Cases. (c) for the avoidance of doubt, nothing in this Interim Order vests or confers on any person (as defined in the Bankruptcy Code), including any Committee, standing or authority to pursue any cause of action belonging to the Debtors or their Estates, including, without limitation, any Challenge with respect to the Prepetition Financing Documents or the Prepetition Obligations. 18. Reporting. During the Cash Collateral Period, the Debtors shall provide the Prepetition Agents with all financial and other information required under this Interim Order and such other information as the Prepetition Agents may from time to time reasonably request in writing (which writing may be in e- mail). -31-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 32 of 39 19. Effectiveness. The terms and conditions of this Interim Order shall be (i) effective and immediately enforceable upon its entry by the Clerk of the Court notwithstanding any potential application of Fed. R. Bankr. P. 6004(g), 7062, 9014 or otherwise; and (ii) not be stayed absent (a) an application by a party in interest for such stay in conformance with such Fed. R. Bankr. P. 8005, and (b) a hearing upon notice to the Notice Parties. 20. Section 506(c) Claims. Subject to entry of a Final Order granting such relief, no costs or expenses of administration which have or may be incurred in the Chapter 11 Cases shall be charged against the Prepetition Agents, Prepetition Secured Parties, their claims or the Collateral pursuant to section 506(c) of the Bankruptcy Code without the prior written consent of the Prepetition Agents, and no such consent shall be implied from any other action, inaction or acquiescence by the Prepetition Agents. 21. Releases. Upon the earlier of (a) the entry of the Final Order, or (b) the entry of an order extending the Cash Collateral Period, and in each instance, subject to Paragraph 17(b) above, in consideration of the Prepetition Agents permitting the Debtors to use the Prepetition Collateral (including Cash Collateral) pursuant to the provisions of this Interim Order, each Debtor, on behalf of itself and its successors and assigns (collectively, the “Releasors”), shall forever release, discharge and acquit the Prepetition Agents, the Prepetition Secured Parties, and their respective successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees and other representatives in their respective capacities as such (collectively, the “Pre- Petition Releasees”), of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, of every kind, nature and description, including, without limitation, any so-called “lender liability” claims or defenses, that Releasors had, have or hereafter can or may have against Pre-Petition Releasees as of the date hereof, in respect of events that occurred on or prior to the date hereof in connection with the Debtors, the Prepetition Financing Documents, or the Prepetition Obligations. 22. Survival. The provisions of this Interim Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (a) confirming any plan of reorganization in any of the -32-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 33 of 39 Chapter 11 Cases, (b) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (c) dismissing any of the Chapter 11 Cases or Successor Cases, or (d) pursuant to which this Court abstains from hearing any of the Chapter 11 Cases or Successor Cases; provided, that in the event there is later entered any order providing for either the conversion or dismissal of any one or more of the Chapter 11 Cases, such order(s) shall make express provision, among other things, for the survival and continuing force and effect of the terms and provisions of this Interim Order notwithstanding such conversion or dismissal. The terms and provisions of this Interim Order, as well as the Adequate Protection Superpriority Claim, the Adequate Protection Replacement Lien, and all other claims and Liens granted by this Interim Order, shall (a) continue in this or any other superseding case under the Bankruptcy Code, (b) be valid and binding on all parties in interest, including, without limitation, any Committee, chapter 11 trustee, examiner or chapter 7 trustee, and (c) continue, notwithstanding any dismissal of any Chapter 11 Case or Successor Case (and any such order of dismissal shall so provide), and such claims and Liens shall maintain their priority as provided by this Interim Order until the Obligations are satisfied in full. 23. Discharge Waiver. Subject to the entry of a Final Order, the Debtors expressly stipulate that neither the Adequate Protection Superpriority Claim nor the Adequate Protection Replacement Lien shall be discharged by the entry of an order confirming any plan of reorganization, notwithstanding section 1142(d) of the Bankruptcy Code, unless (i) the order is entered with the prior written consent of the Prepetition Agents, or (ii) the Adequate Protection Superpriority Claim has been Paid in Full in cash on or before the effective date of such plan. 24. Rights Preserved. Notwithstanding anything herein to the contrary, the entry of this Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly: (a) the Prepetition Agents’ right to seek any other relief in respect of the Debtors (including the right to seek additional adequate protection); (b) the Prepetition Agents’ right to seek the payment by the Debtors of post-petition interest, fees or other charges pursuant to section 506(b) of the Bankruptcy Code; or (c) any rights of the Prepetition Agents under the Bankruptcy Code or under non-bankruptcy law, including the right to (i) request modification of the automatic stay pursuant to section 362 of the Bankruptcy Code, (ii) request -33-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 34 of 39 dismissal of any of the Chapter 11 Cases or Successor Cases, conversion of any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or appointment of a chapter 11 trustee or an examiner (with or without expanded powers), (iii) propose a chapter 11 plan or plans of reorganization, subject to section 1121 of the Bankruptcy Code, or (iv) consent in writing prior to the sale of all or any portion of the Collateral outside the ordinary course of the Debtors’ business (and no such consent shall be implied or construed by any action or inaction by the Prepetition Agents). Other than as expressly set forth in this Interim Order, any other rights claims or privileges (whether legal, equitable or otherwise) of the Prepetition Agents are preserved. 25. Milestones. Each Debtor shall satisfy or cause to be satisfied, as applicable, each of the following conditions (which may be waived or modified in writing between the parties (which writing may be in e-mail)): (a) On the Petition Date, Debtors shall file motions in form and substance satisfactory to the Prepetition Agents, requesting approval from the Bankruptcy Court (i) to conduct the Debtors’ “going out of business” sales in accordance with section 363 of the Bankruptcy Code on terms and conditions acceptable to Prepetition Agents (the “Store Closing Sales”) and (ii) to assume the GB Consulting Agreement, in each case on terms and conditions reasonably satisfactory to the Prepetition Agents. (b) On or prior to the date that is thirty (30) days following entry of this Interim Order, the Court shall have entered a Final Order, in form and substance acceptable to Prepetition Agents approving the Debtors’ use of Cash Collateral. (c) On or prior to the date that is thirty (30) days following entry of this Interim Order, the Court shall have entered a final order, in form and substance acceptable to the Prepetition Agents, approving the Store Closing Sales and assumption of the Store Closing Liquidation Agreement. 26. Application of Proceeds. All proceeds of the Collateral received by the Prepetition Secured Parties, and any other amounts or payments received by the Prepetition Secured Parties in respect of the Prepetition Obligations, may be applied or deemed to be applied by the Prepetition Secured Parties in such manner and priority as the Prepetition Secured Parties may determine in their discretion, subject to the terms -34-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 35 of 39 of this Interim Order. Without limiting the generality of the foregoing, the Debtors are authorized without further order of this Court to pay or reimburse the Prepetition Agents for future costs and expenses, including, without limitation, all professional fees, consultant fees and legal fees and expenses paid or incurred by the Prepetition Agents in connection with the financing transactions as provided in this Interim Order and the Prepetition Financing Documents, all of which shall be and are included as part of the principal amount of the Prepetition Obligations and secured by the Collateral. 27. Payment and Review of Prepetition Secured Parties’ Fees and Expenses. The Debtors shall pay all fees and expenses under the Prepetition Financing Documents, including, without limitation, the non-refundable payment to the Prepetition Agents of the reasonable attorney fees and expenses and any other professional fees and expenses whether incurred before or after the Petition Date and whether incurred in connection with the Prepetition Financing Documents, or the Chapter 11 Cases; provided, that Debtors shall pay all such reasonable fees and expenses within ten (10) business days of delivery of a statement or invoice for such fees and expenses (it being understood that such statements or invoices shall not be required to be maintained in any particular format, nor shall any such counsel or other professional be required to file any interim or final fee applications with the Court or otherwise seek Court’s approval of any such payments) to the Debtors, the U.S. Trustee, and counsel to the Committee (if one is appointed), unless, within such 10 business-day period, the Debtors, the U.S. Trustee or the Committee (if one is appointed) serve a written objection upon the requesting party, in which case, the Debtors shall pay only such amounts that are not the subject of any objection and the withheld amount subsequently agreed by the objecting parties or ordered by the Court to be paid. 28. Final Hearing. A hearing on the Debtors’ request for entry of a final order approving this Stipulation and Agreed Order (a “Final Order”) is scheduled for June 10, 2020, at 2:30 p.m. (prevailing Central Time) before this Court. Within three (3) business days after entry of this Interim Order, the Debtors shall serve, or cause to be served, by first class mail or other appropriate method of service, a copy of this Interim Order on (i) the Notice Parties, and (ii) counsel to any Committee (once appointed). Any responses or objections to the Motion shall be made in writing, conform to the applicable Bankruptcy -35-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 36 of 39 Rules and Local Rules, be filed with the Bankruptcy Court, set forth the name of the objecting party, the basis for the objection, and the specific grounds therefor, and be served no later than June 3, 2020, at 4:00 p.m. (prevailing Central Time) by the following parties: (i) counsel for the Debtors: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Joshua A. Sussberg, P.C. and Neil B. Hermann, Esq., and Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois, Attn: Joshua M. Altman, Esq.; (ii) local counsel for the Debtors: Jackson Walker L.L.P., 1401 McKinney Street, Suite 1900, Houston, Texas 77010, Attn: Matthew D. Cavenaugh, Esq. and Jennifer F. Wertz, Esq.; (iii) counsel to the Administrative Agent: Riemer & Braunstein LLP, Times Square Tower, Seven Times Square, Suite 2506, New York, New York 10036, Attn: Steven E. Fox, Esq.; and Winstead PC, 600 Travis Street, Suite 5200, Houston, Texas 77002, Attn: Sean B. Davis, Esq.; (iv) counsel to the Term Agent, Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110, Attn: Kevin J. Simard, Esq. and Mark Silva, Esq.; (v) counsel to be selected by the Committee upon its formation (if selected by such date); and (v) the U.S. Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, TX 77002, Attn: Hector Duran, Esq. and Stephen Statham, Esq. -36-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 37 of 39 29. Retention of Jurisdiction. The Court has and will retain jurisdiction to enforce this Interim Order in accordance with its terms and to adjudicate any and all matters arising from or related to the interpretation or implementation of this Interim Order. Houston,Signed: Texas May 11, 2020. Dated: May ___, 2020 ____________________________________ DAVIDDAVID R. R. JONESJONES UNITEDUNITED STATES STATES BANKRUPTCYBANKRUPTCY JUDGEJUDGE -37-

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 38 of 39 Exhibit 1 BUDGET

Case 20-32564 Document 78 Filed in TXSB on 05/11/20 Page 39 of 39

Stage Stores
Cash Collateral Budget
($ in 000s)

		Petition													
		2020	2020	2020	2020	2020	2020	2020	2020	2020	2020	2020	2020	2020	
		May-20	May-20	May-20	Jun-20	Jun-20	Jun-20	Jun-20	Jun-20	Jul-20	Jul-20	Jul-20	Jul-20	Aug-20	13 Week
		5/16/2020	5/23/2020	5/30/2020	6/6/2020	6/13/2020	6/20/2020	6/27/2020	7/4/2020	7/11/2020	7/18/2020	7/25/2020	8/1/2020	8/8/2020	Total
		Fcst	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	*Fcst*	
	Receipts														
1.)	Sales Receipts	2,730	10,759	16,129	18,767	25,889	29,397	30,862	32,263	33,227	31,472	30,766	34,065	35,634	331,961
2.)	Other	2,800	-	-	-	3,501	-	3,500	-	3,611	500	500	500	500	15,412
3.)	Total Receipts	5,530	10,759	16,129	18,767	29,390	29,397	34,362	32,263	36,839	31,972	31,266	34,565	36,134	347,374
	Operating Disbursements														
4.)	Payroll, Payroll Taxes, & Benefits	(723)	(3,967)	(775)	(6,198)	(577)	(6,198)	(461)	(6,123)	(506)	(5,914)	(334)	(6,135)	(371)	(38,283)
5.)	Rent & Utilities	(816)	(816)	(11,973)	(435)	(435)	(435)	(435)	(12,276)	(544)	(544)	(544)	(12,091)	(566)	(41,908)
6.)	Sales Tax	-	-	-	(4)	(836)	(1,755)	(229)	(30)	(189)	(3,197)	(7,859)	(50)	(47)	(14,197)
7.)	Other Operating Expenses	(1,656)	(2,790)	(1,011)	(1,244)	(789)	(971)	(964)	(3,580)	(566)	(413)	(463)	(794)	(407)	(15,647)
8.)	Total Operating Disbursements	(3,195)	(7,572)	(13,759)	(7,881)	(2,637)	(9,359)	(2,089)	(22,010)	(1,805)	(10,067)	(9,200)	(19,071)	(1,392)	(110,036)
	Non-Operating Disbursements														
9.)	Interest and Financing	(70)	(70)	(70)	(826)	(40)	(40)	(40)	(327)	(360)	(40)	(40)	(40)	(347)	(2,310)
10.)	Cash Collateral Fee	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(3,900)
11.)	Professional Fees	(770)	(870)	(823)	(551)	(701)	(551)	(551)	(551)	(560)	(560)	(810)	(560)	(428)	(8,289)
12.)	Store Closing Expenses	-	-	-	(156)	(531)	(646)	(780)	(2,059)	(2,308)	(3,518)	(3,772)	(5,157)	(4,898)	(23,826)
13.)	Other Restructuring Expenses	(1,000)	(3,000)	-	-	-	(1,500)	-	-	-	-	-	-	-	(5,500)
14.)	Total Non-Operating Disbursements	(2,140)	(4,240)	(1,193)	(1,833)	(1,573)	(3,038)	(1,672)	(3,237)	(3,528)	(4,419)	(4,922)	(6,058)	(5,972)	(43,824)
15.)	Total Disbursements	(5,335)	(11,812)	(14,952)	(9,714)	(4,210)	(12,396)	(3,761)	(25,247)	(5,333)	(14,486)	(14,122)	(25,128)	(7,364)	(153,860)
16.)	**Net Cash Flow**	195	(1,052)	1,177	9,053	25,180	17,001	30,601	7,016	31,506	17,486	17,143	9,437	28,770	193,514
17.)	Bank Cash	10,132	10,834	13,743	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000
18.)	Revolver	177,936	177,936	177,936	163,268	138,361	121,250	90,653	74,963	52,064	34,670	17,496	933	-	-
19.)	Letters of Credit	6,768	6,768	6,768	6,768	6,768	6,768	6,768	6,768	6,768	6,768	6,768	6,768	-	-
20.)	Term Loan	47,400	47,400	47,400	47,400	47,400	47,400	47,400	47,400	47,400	47,400	47,400	47,400	33,478	33,478
21.)	Accrued Interest	947	1,135	1,324	744	926	1,091	1,229	1,064	845	929	998	1,051	431	431
22.)	Total Secured Debt	233,050	233,239	233,428	218,180	193,455	176,510	146,050	130,194	107,077	89,767	72,662	56,152	33,909	33,909

5/10/2020 3:58 PM